UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 22, 2006

RIGHTNOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 ENTERPRISE BOULEVARD, BOZEMAN, MT		59718
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (406) 522-4200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                          Regulation FD Disclosure.

On May 22, 2006, RightNow Technologies, Inc. (the “Company”) issued a press release announcing its acquisition of Salesnet, Inc. A copy of the press release announcing the acquisition is furnished herewith as Exhibit No. 99.1.

The Company has acquired Salesnet, Inc. for approximately $9 million in cash. As a result of the acquisition, for the remainder of 2006, the Company’s revenue is expected to increase approximately $1.5 to $2 million and the Company’s operating expense is expected to increase approximately $3 million. The expected increase in operating expense together with the impact of purchase accounting, primarily the amortization of the acquired intangible assets, is expected to dilute net earnings in 2006. Cash flow from operations for the remainder of 2006 is not expected to be materially affected as a result of the acquisition.

The information contained in this report and in the exhibits attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing. This report shall not be deemed an admission as to the materiality of any information contained herein.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are based on the Company’s current expectations, estimates and projections about its industry, management’s beliefs, and certain assumptions made by the Company, all of which are subject to change. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, risks associated with purchasing businesses and technologies, including the Company’s ability to retain Salesnet’s existing customers and to market Salesnet’s solutions to new customers, the speed, quality and cost of the Company’s efforts to integrate Salesnet’s solutions with the Company’s solution set, the security of Salesnet’s physical, hosting and application environment, the reliability of Salesnet’s hosting environment, the Company’s ability to retain and motivate Salesnet’s employees, and the Company’s success in integrating Salesnet’s personnel and processes with those of the Company. Further information on potential factors that could affect the Company’s financial results is included in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. The forward-looking statements in this report speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Item 9.01.                                          Financial Statements and Exhibits.

(a)                                  Not Applicable.

(b)                                 Not Applicable.

(c)                                  Not Applicable.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 22, 2006, announcing RightNow Technologies, Inc.’s acquisition of Salesnet, Inc. (furnished herewith but not filed pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC.
(Registrant)
Dated: May 22, 2006	/s/ SUSAN J. CARSTENSEN
Susan J. Carstensen Chief Financial Officer, Vice President, Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated May 22, 2006, announcing RightNow Technologies, Inc.’s acquisition of Salesnet, Inc. (furnished herewith but not filed pursuant to Item 7.01).